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                                                                     Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83590) of Meridian National Corporation and in the related prospectus, and in the Registration Statements (Form S-8 Nos. 33-72256 and 333-961) pertaining to the 1990 Non-qualified and Incentive Stock Option Plan and to the Amended and Restated 1987 Non-employee Directors' Stock Option Plan of Meridian National Corporation of our report dated May 20, 1996, with respect to the consolidated financial statements of Meridian National Corporation included in this Annual Report (Form 10-K) for the year ended February 29, 1996.



                                                              ERNST & YOUNG LLP


Toledo, Ohio
June 13, 1996